Exhibit 99B4.7




















































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                            ENDORSEMENT

       The  Contract  and  Certificate  are  hereby  endorsed  as follows:

  1.   Replace "Code Section  403(b)" in Section 1.32  with "Code

       Section 401(a)"

  2.   Add the following to Section 2.4:

       c)   Any  payment(s)  made under  this  Contract  to other

       than  the Contract Holder must  be in  compliance with the provisions of the waiver and  spousal consent requirements of Code Section 417,  if applicable.  At the time  payment is requested  by the Contract  Holder, Aetna will  require the Contract Holder to certify that the payment option  is elected in compliance with such  requirements or that such requirements do  not apply, and  that the distribution  is in accordance with the terms of the Plan.

  3.   Replace  the third  paragraph  of  Section 2.06  with  the following:

       The Contract  Holder may, by  written direction to  Aetna,

       allow  Participants to  select  the investment  options of

       the  Employer Account  and/or the  Employee  Account.   No

       distributions will  be made from  the Employer Account  or the  Employee Account  without the  Contract Holder's  and

       Participant's   written   direction   to   Aetna,   unless

       otherwise  directed by  the Plan.    Participants have  no

       rights to direct Aetna  as to payments under the  Contract unless countersigned by the Contract Holder.


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  4.   Replace b) under Section 2.06 with the following:

       Waiver/Consent Requirements:

       With respect to any distribution made from an Employee  or

       Employer  Account,  the  Contract Holder  must  certify in writing  that  all  the  appropriate  waiver  and  spousal consent requirements  of Code  Section 417  have been  met and that the distribution is in accordance  with the terms of the Plan.

  5.   Replace the first  sentence of c) under Section  2.06 with the following:

       The Participant  has a nonforfeitable  right to the  value of his  or her Employee  Account pursuant to  the terms of the Plan as interpreted by the Contract Holder.

  6.   Replace Section 3.03 with the following:

       The   Plan  or   the   Contract   Holder  shall   have   a

       responsibility  for  determining  and ensuring  compliance

       with  the  applicable  limitations  under  Code   Sections

       401(a)(17),  401(k), 401(m),  402(g), 415  ,  416 and  any

       other relevant Code provisions.

  7.   Replace Section 3.10 with the following:

       Loans  will not  be permitted  under  Code Section  401(a)

  Plans.

  8.   Replace b) under Section 3.11 with the following:

       b)   Generally, the  distribution of  benefits must  begin

       April 1 of the  calendar year following the calendar  year

       in which  the Participant attains  age 70  1/2.   However,


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       for a Participant  who attained age 70  1/2 before January

       1,  1988, the  distribution of  benefits must  be made  or must begin  no later  than April  1 of  the calendar  year following thecalendar yearin which theParticipant retires.

       The  above does  not  apply if  the  Contract Holder  is a

       governmental  entity or  a church.    For Participants  of

       such an  employer, the  distribution of  benefits must  be made or must begin not later than  April 1 of the calendar year following the calendar year  in which the Participant attains age 70 1/2 or retires, whichever occurs later.

  9.   Replace  the  last  paragraph of  Section  3.13  with  the following:

       For  a partial  or  full  withdrawal from  any  Individual

       Account,  Aetna must  receive written  direction  from the

       Contract  Holder on  a  form acceptable  to  Aetna.   This

       direction  must  include certification  that  all  of  the waiver  and spousal  consent requirements  of Code Section

       417 have been  satisfied or that such requirements  do not apply, and that  the withdrawal is in  accordance with the

       terms  of  the Plan.    Aetna  may  defer  payment of  the

       withdrawal   value   until  appropriate   Contract  Holder

       certification is received.

  10.  Delete Section 3.14 in its  entirety and renumber Sections

       3.15 - 3.20 as 3.14 -319, respectively.

  11.  Delete the last three  (3) paragraphs in c) under  Section

  4.02.


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  12.  Replace g) under Section 4.02 with the following:

       g)   Election  and Revocation:   The  Contract Holder  may

       elect ECO  by submitting a  completed and signed  election form to  Aetna's Home  Office.  The  Contract Holder  must certify  in writing  that  the distribution  complies with the  waiver  and  spousal  consent  requirements  of  Code

       Section  417 or  that such requirements  do not apply, and that the distribution is  in accordance with the  terms of

       the Plan.   Once ECO  is elected, the  Contract Holder may

       revoke it by  submitting a written request to Aetna at its

       Home Office.  Any revocation  will apply  only to  amounts

       not  yet  paid.   ECO  may   be  elected  only   once  per

       Participant.

  13.  Replace g) under Section 4.03 with the following:

       g)   Election  and  Revocation: The  Contract  Holder  may

       elect SWO  by submitting a  completed and signed  election

       form to  Aetna's Home Office.   The  Contract Holder  must

       certify in  writing  that the  distribution complies  with the  waiver  and  spousal  consent  requirements  of  Code

       Section 417  or that such  requirements do not apply,  and that the  distribution is in accordance  with the terms of

       the Plan.   Once SWO  is elected, the  Contract Holder may

       revoke it by submitting a written request to  Aetna's Home

       Office.   Any  revocation will apply  only to  amounts not

       yet  paid.    Generally, SWO  may  be  elected only  once,

       however, if SWO  is elected on behalf of a Participant and


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       then revoked  before the date distributions  were required to begin under Code Section 401(a)(9),  SWO may be elected on behalf of  a spouse beneficiary  after the  death of  a

       Participant.

  14.  Replace  the second  paragraph of  b)  under Section  5.01 with the following:

            For any election  of an Annuity option,  the Contract

            Holder must  provide  certification that  the  waiver

            and spousal consent requirements of  Code Section 417

            have been satisfied or that  such requirements do not

            apply, and  that the election  is in accordance  with

            the terms of the Plan.






























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